Exhibit 5.1

80 E. 1ST Ave. P. O. Box 850 Afton, WY 83110 307-885-7745 6234 Yellowstone Rd. Cheyenne, Wyoming 82009 307-638-7745

Henry F. Bailey, Jr.

Lance T. Harmon*

Wallace L. Stock

Dale W. Cottam**

Douglas W. Bailey*

Ronald J. Lopez

Andrew Bailey

Brandon B. Taylor*^

*Also licensed in Colorado

**Also licensed in Nebraska

^Also licensed in New Mexico

July 29, 2022

ShiftPixy, Inc.

501 Brickell Key Drive, Suite 300

Miami, FL 33131

Ladies and Gentlemen:

We have acted as legal counsel to ShiftPixy, Inc., a Wyoming corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 44,737,740 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of (i) 34,840,834 shares of Common Stock issuable to the Selling Stockholder upon the exercise of warrants issued on July 19, 2022 (the “July 2022 Warrants”); and (ii) 9,896,906 shares of Common Stock issuable to the Selling Stockholder upon the exercise of warrants issued on January 28, 2022 (the “January 2022 Warrants”). The January 2022 Warrants are exercisable on July 28, 2022, and the July 2022 Warrants are exercisable on January 19, 2023 (shares of Common Stock issued under the January 2022 Warrants and the July 2022 Warrants are referred to herein as the “Warrant Shares”).

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined and relied upon the Company’s Amended and Restated Articles of Incorporation and the Bylaws, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the general corporate laws of the State of Wyoming and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

ShiftPixy, Inc.

S-3 Registration Opinion

July 29, 2022

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Warrant Shares, when issued and delivered upon the exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable. We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Best Regards,

BAILEY | STOCK | HARMON | COTTAM | LOPEZ LLP

/s/ RONALD J. LOPEZ

www.Performance-Law.com